                                    SCHEDULE 14A

                             SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                  (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

- --------------------------------------------------------------------------------
                    ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
              (Name of Registrant as Specified in Its Charter)
- --------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

       3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
       4)  Proposed maximum aggregate vale of transaction:

     ---------------------------------------------------------------------------
       5)  Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

     ---------------------------------------------------------------------------
       2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
       3)  Filing Party:

     ---------------------------------------------------------------------------
       4)  Date Filed:

     ---------------------------------------------------------------------------

                                    [LETTERHEAD]

September 20, 1996


Dear Stockholder:

     On behalf of the Board of Directors, I am pleased to extend to you an invitation to attend the Annual Meeting of Stockholders of Arrhythmia Research Technology, Inc. (the "Corporation") to be held in New York, New York at the Hotel Inter-Continental, on Wednesday, October 23, 1996, beginning at 2:30 p.m. Eastern time.

     The notice of meeting and proxy statement which appear on the following pages contain information about matters which are to be considered at the meeting. During the meeting we will also review operating results for the past year and present other information concerning the Corporation and its subsidiary. The meeting should be interesting and informative and we hope you will be able to attend.

     In order to ensure that your shares are voted at the meeting, please complete, date, sign and return the enclosed proxy in the enclosed postage-paid envelope at your earliest convenience. Every stockholder's vote is important, whether you own a few shares or many.



                                   Very truly yours,


                                   /s/ ROBERT A. SIMMS
                                   -----------------------------
                                   Robert A. Simms
                                   Chairman

September 20, 1996

                        ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
                          5910 COURTYARD DRIVE, SUITE 300
                               AUSTIN, TEXAS 78731
                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 OCTOBER 23, 1996

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

          The enclosed Proxy is solicited by the Board of Directors on behalf of Arrhythmia Research Technology, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on October 23, 1996, at 2:30 p.m. at the Hotel Inter-Continental, New York, New York, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. When such Proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon, or if no direction is indicated, they will be voted in favor of the proposals set forth in the accompanying Notice of Annual Meeting. Abstentions are counted as shares present in the determination of whether the shares represented at the meeting constitute a quorum, and are counted as votes against proposals to be acted on by the Stockholders. Broker non-votes, however, will not be considered as present at the meeting in determining the presence of a quorum and are not counted for or against proposals to be acted on by the Stockholders. An automated system administered by Continental Stock Transfer & Trust Company, the Company's transfer agent, is used to tabulate the votes.

          This Proxy Statement and the enclosed Proxy are being sent to Stockholders beginning on September 20, 1996. The Company will also supply brokers or other persons holding stock in their names or in the names of their nominees with such number of Proxies and proxy materials as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses incurred in connection therewith. In addition to solicitation by mail, certain Directors, officers, and regular employees of the Company may solicit proxies by facsimile transmission, telephone, and personal interview.

          The cost of the solicitation of proxies for the 1996 Annual Meeting will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it. The costs of the solicitation, preparation, and mailing of Proxies are expected to be less than $10,000.

RIGHT TO REVOKE PROXY

          Any Stockholder giving the Proxy enclosed with this Proxy Statement has the power to revoke such Proxy at any time prior to the exercise thereof by filing with the Company a written revocation thereof at or prior to the 1996 Annual Meeting, by executing a Proxy bearing a later date, or by attending the Annual Meeting and voting in person the shares of stock such Stockholder is entitled to vote. Unless the persons named in the Proxy are prevented by circumstances beyond their control from acting, the Proxy will be voted at the 1996 Annual Meeting and at any adjournment thereof in the manner specified therein, but unless otherwise indicated, such Proxy will be voted:

          (1) FOR the election of the three nominees listed under "Election of Directors" as Directors of the Company; and

          (2) At the discretion of the Proxy holders on any other matter that may properly come before the 1996 Annual Meeting or any adjournment thereof.

VOTING SECURITIES

          At the close of business on September 17, 1996, which is the record date for the determination of Stockholders of the Company entitled to receive notice of and vote at the 1996 Annual Meeting or any adjournment thereof, the Company had outstanding 3,563,101 shares of Common Stock, $.01 par value per share (the "Common Stock"), exclusive of 116,115 treasury shares which will not be considered present or entitled to vote. Each share of Common Stock is entitled to one vote.

          The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the 1996 Annual meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained.

                                  ITEM NO. 1
                             ELECTION OF DIRECTORS

GENERAL INFORMATION

          The Company's By-Laws provide that the number of Directors, as determined from time to time by the Board of Directors, shall not be less than one nor more than nine. The Board of Directors has fixed the number at eight. The By-Laws further provide that Directors shall be divided into three classes (Class I, Class II, and Class III) serving staggered three-year terms, with each to be as nearly equal as possible.

          The Board of Directors has nominated Anthony A. Cetrone, Russell C. Chambers, M.D., and Robert A. Simms for election as Class I Directors for a three-year term expiring at the 1999 annual meeting and until their successors are duly elected and qualified. Messrs. Cetrone and Simms and Dr. Chambers are presently Directors of the Company whose terms expire at the Annual Meeting.

          The Board of Directors has inquired of each nominee and has ascertained that each will serve, if elected. In the event that any of these nominees should become unavailable for election (which is unexpected), the Board of Directors may designate substitute nominees, in which event the shares represented by the Proxy will be voted for such substitute nominees unless an instruction to the contrary is indicated on the Proxy. In lieu thereof, the Board of Directors may reduce the number of Directors in accordance with the By-Laws of the Company.

          The affirmative vote of the holders of a majority of the shares of Common Stock present (whether in person or by proxy) and entitled to vote is required for the election of Mr. Cetrone, Dr. Chambers and Mr. Simms. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MR. CETRONE, DR. CHAMBERS, AND MR. SIMMS AS CLASS I DIRECTORS OF THE COMPANY.

INFORMATION ABOUT NOMINEES AND DIRECTORS

          Biographical information for each person nominated and for each person whose term of office as a Director will continue after the 1996 Annual Meeting is set forth below.

NOMINEES

                              PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE,          DIRECTOR
NAME AND AGE                      PAST FIVE YEARS AND DIRECTORSHIPS                 SINCE
- ------------          ---------------------------------------------------------   --------
CLASS I (TERM EXPIRES 1999)

Anthony A. Cetrone    Mr. Cetrone has been President and Chief Executive Officer    1992
AGE 67                of Micron Products Inc., a wholly owned subsidiary of the
                      Company, since June 1990. Mr. Cetrone was President and
                      Chief Executive Officer of the Company from January 1993
                      until March 1995. He served as President of Micron Medical
                      Products  Inc., a  manufacturer of silver/silver chloride
                      coated

                      sensors, from 1988 until December 1993, when Micron
                      Medical Products Inc. was merged with and into Micron
                      Products Inc.  From October 1991 to December 1993,
                      Mr. Cetrone served as Chairman of the Board of Micron
                      Medical Products Inc.  From October 1991 to the March
                      1995, Mr. Cetrone served as Chairman of the Board of Micron Products Inc. Micron Products Inc. filed a bankruptcy petition in November 1991. Prior to joining Micron Medical Products Inc., he was
                      President of Dartco  Manufacturing Inc.

Russell C. Chambers,  Dr. Chambers served as the Company's Chairman of  the         1982
M.D.                  Board until August 1990.  For more than the past five
AGE 53                years, Dr. Chambers has been primarily engaged in the
                      management of his personal investments.

Robert A. Simms       Mr. Simms was elected Chairman of the Board of the Company    1990
AGE 58                in January 1993.  He has been Chairman of Simms Capital
                      Management, Ltd., an investment advisor, since 1984.

- ----------------------------------------------------------------------------------------

CLASS II (TERM EXPIRES 1998)

E. P. Marinos         President and Chief Executive Officer of the Company since    1994
AGE 54                March 1995.  Mr. Marinos was appointed  interim Vice
                      President, Chief Financial Officer and Chief Operating
                      Officer in June 1994.  He was President and Chief
                      Executive Officer of AMT/EMP Associates, a consulting company providing services in  the areas of strategic planning,
                      mergers and acquisitions, and organizational restructuring from March 1991 until March 1995.  From June 1988 until
                      March 1991, he served as Senior Vice President of Finance
                      and.  Administration of  Endevco, Inc., an integrated natural gas gathering, transmission and marketing pipeline company.
                      Mr. Marinos was also Executive Vice President of Finance and
                      Administration of Intermedics, Inc., a medical device
                      company.

Julius Tabin          Since 1949, Dr. Tabin has been a partner in the               1982
AGE 76                law firm of Fitch, Even, Tabin & Flannery.

- ----------------------------------------------------------------------------------------
CLASS III (TERM EXPIRES 1997)

Lawrence S. Black     Mr. Black is the Chairman and founder of Black & Co.,         1994
AGE 67                investment bankers. He is also a director of International
                      Yogurt Company and Mt. Bachelor Corp.

Michael A.            Mr. McManus has been President and Chief Executive Officer    1994
McManus, Jr.          of New York Bancorp, Inc. since 1991 and a member of its
AGE 53                Board of Directors since 1990.  He was elected Vice
                      Chairman of the Board of Directors of New York Bancorp, Inc.
                      in 1991.  Prior to becoming associated with New York
                      Bancorp, Inc., Mr. McManus was President of

                      Galwag Investment Group from July 1990 until October 1991.
                      From December 1990 until  October 1991, he was President of
                      Jamcor Pharmaceutical and from July 1986 until July 1990, he was Vice President of Business Planning and Development,
                      Consumer  Division of Pfizer, Inc.



Paul F. Walter, M.D   Dr. Walter is an electrophysiologist and Professor of         1982
AGE 58                Medicine at Emory University.



BOARD OF DIRECTORS MEETINGS AND COMMITTEES

          The business of the Company is managed by or under the direction of the Board of Directors. The Board has established several committees whose principal functions are briefly described below. During the fiscal year ended December 31, 1995, the Board of Directors held five meetings and took action by
Written Consent on two occasions.   Various committees of the Board met a total
of three times. Average attendance by incumbent directors at Board and committee meetings was 95% and all of them attended 88% or more of the meetings of the Board and the committees on which they served.

          AUDIT COMMITTEE. The Audit Committee is composed of one non-employee Director, Michael A. McManus, Jr. Among its functions, it reviews the scope and effectiveness of audits of the Company by the independent public accountants; selects and recommends to the Board of Directors the employment of independent public accountants for the Company, subject to approval of the Stockholders; reviews the audit plan of the independent public accountants; reviews and approves the fees charged by the independent public accountants; reviews the Company's annual financial statements before their release; reviews the adequacy of the Company's system of internal controls and recommendations of the independent public accountants with respect thereto; reviews and acts on comments and suggestions by the independent public accountants and by the internal auditors with respect to their audit activities; and monitors compliance by employees of the Company with the Company's standards of business conduct policies. The committee met one time in the 1995 fiscal year.

          COMPENSATION COMMITTEE. The two members of the Compensation Committee, Russell C. Chambers and Lawrence S. Black, are non-employee Directors and are ineligible to participate in any of the plans or programs which are administered by the committee. The principal functions of the Compensation Committee are to evaluate the performance of the Company's senior executives, to consider the design and competitiveness of the Company's compensation plans, to review and approve senior executive compensation and to administer the Company's Employee Incentive Stock Option Plan. The committee met two times during the 1995 fiscal year.

          The Board has no standing Executive or Nominating Committees.

DIRECTORS' COMPENSATION

          Neither employee Directors nor non-employee Directors receive cash compensation for serving on the Board of Directors. In October 1994, the Stockholders approved the grant of options to purchase 18,000 shares of the Company's Common Stock to each Director. Such options became exercisable upon approval and were granted for a term of ten years. The purchase price of each share of Common Stock covered by an option is equal to the fair market value of a share of Common Stock on the date the option was granted. In the event the fair market value of the Common Stock reaches $6.00 per share, then the option price for one share shall be the fair market value of the Common Stock on the date the option is granted, less the difference between the average closing price of the Common Stock for the 20 trading days immediately preceding the date on which the Director gives notice of his intention to exercise an option and $6.00 per share. Notwithstanding the foregoing, the exercise price may never be less than $1 per share nor greater than the fair market value on the date of grant.

          Mr. Cetrone received options to purchase 24,000 shares of the Company's Common Stock in March 1993. Such options vest at the rate of 1,000 shares per month for so long as the optionee remains a Director and have an exercise price of $4 per share ($1.75 below the market price of the Company's Common Stock on the date the options were authorized.) All options are currently vested. The options issued to Mr. Cetrone terminate in 1998.


              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                      DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth all persons known by the Company to be the beneficial owners of more than five percent (5%) of the outstanding Common Stock of the Company as of September 1, 1996:

                                                       BENEFICIAL OWNERSHIP
                                                       --------------------
           NAME AND ADDRESS OF BENEFICIAL OWNER         NUMBER     PERCENT
      ----------------------------------------------   --------------------
      R.C. Chambers Irrevocable Trust (1) ..........    222,350     5.57
        1807 Lake Street
        Lake Charles, Louisiana 70601

1. The beneficiaries of the trust are Dr. Chambers' son and the estate of Dr. Chambers' wife. Both Dr. Chambers' son and the estate of his wife have a 50% interest in the assets of the trust. Dr. Chambers disclaims any beneficial ownership of the Common Stock held by the trust.

          The following table sets forth beneficial ownership of Common Stock as of a recent date for each director of the Company, each executive officer named in the Summary Compensation Table under "EXECUTIVE COMPENSATION" herein and all directors and executive officers as a group. Unless otherwise stated and subject to applicable community property laws, each beneficial owner has sole voting and investment powers with respect to the shares shown.

                                                            BENEFICIAL
                                                           OWNERSHIP (1)
                                                        -------------------
        NAME AND ADDRESS OF BENEFICIAL OWNER            NUMBER  PERCENT (2)
  ------------------------------------------------     --------------------
  Lawrence S. Black(5) ...........................         19,500      .55
  Anthony A. Cetrone(4)(5)........................        131,112     3.68
  Russell C. Chambers,M.D.(3)(5)..................         43,950     1.23
  E.P. Marinos(5).................................         35,000      .98
  Michael A. McManus, Jr(5).......................         18,000      .51
  Robert A. Simms(5)..............................        158,000     4.43
  Julius Tabin, Ph.D(5)...........................         38,375     1.08
  Paul F. Walter, M.D(5)..........................         69,375     1.95
  All officers and directors as a group
    (11 persons)(5)...............................        501,812    14.08

1. Unless otherwise noted, each person has sole voting and investment power with respect to the shares of Common Stock beneficially owned.
2. The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned has been computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act.
3. Includes 7,500 shares over which Dr. Chambers has voting power pursuant to an agreement, 12,500 shares held as custodian for his son and 2,500 shares held as custodian for a niece.
4. Includes 66,662 shares held by the Micron Employee Stock Ownership Plan over which Mr. Cetrone shares voting power as Trustee.
5. Includes shares which may be acquired upon the exercise of outstanding options within the next sixty days as follows:

                    Lawrence S. Black ..................  18,000
                    Anthony A. Cetrone  ................  64,850
                    Russell C. Chambers, M.D. ..........  18,000
                    E. P. Marinos  .....................  35,000
                    Michael A. McManus, Jr.  ...........  18,000
                    Robert A. Simms  ...................  18,000
                    Julius Tabin  ......................  18,000
                    Paul F. Walter, M.D.  ..............  18,000
                    Eric Chan  .........................   9,000
                    William E. Cooper  .................  10,000
                    Nancy C. Garbade  ..................   9,000
                                                         -------
                              Total  ................... 235,450


                             EXECUTIVE OFFICERS

          The following list sets forth the names, ages and offices of the executive officers of the Company. The periods during which such persons have served in such capacities are indicated in the description of business experience of such persons below.


                    Name                        Position                  Age
          --------------------------------------------------------------------

          Robert A. Simms.........  Chairman of the Board of Directors     58
          E. P. Marinos...........  President and Chief Executive Officer  54
          William E. Cooper.......  Vice President, Finance                30
          Eric Chan, Ph.D.........  Vice President, Engineering            38
          Nancy C. Garbade........  Secretary and General Counsel          49

          MR. SIMMS was elected Chairman of the Board of Directors in January 1993. He has been a Director of the Company since 1990. Mr. Simms has been Chairman of Simms Capital Management, Ltd., an investment advisor, since 1984.

          MR. MARINOS was appointed interim Vice President, Chief Operating Officer and Chief Financial Officer of the Company in June 1994. Mr. Marinos became President and Chief Executive Officer of the Company in March 1995. Mr. Marinos was President and Chief Executive Officer of AMT/EMP Associates, a consulting company providing services in the areas of strategic and financial planning, mergers and acquisitions, and organizational restructuring from March 1991 until March 1995. From June 1988 until March 1991, he served as Senior Vice President of Finance and Administration of Endevco, Inc., an integrated natural gas gathering, transmission and marketing pipeline company. Mr. Marinos was also Executive Vice President of Finance and Administration of Intermedics, Inc., a medical device company.

          MR. COOPER was appointed Vice President of Finance in November 1995. From April 1993 until November 1995, Mr. Cooper was Controller and Chief Accounting Officer. Prior to joining the Company, he was a Senior Associate with Coopers & Lybrand.

          DR. CHAN has been Vice President of Engineering since May 1992. Prior to joining the Company, Dr. Chan was a Ph.D. candidate at the University of Texas at Austin.

          MS. GARBADE has been Secretary of the Company since 1988 and General Counsel since 1990.

                             EXECUTIVE COMPENSATION

   SUMMARY COMPENSATION TABLE

          The aggregate of all plan and non-plan compensation awarded to, earned by, or paid to the Company's Chief Executive Officer, its Chief Financial Officer and Chief Operating Officer (the "Named Executive Officers") for services during the three fiscal years ended December 31, 1995 by the Company and its subsidiaries is shown in the following table:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                    ------------------
                                    ANNUAL COMPENSATION             AWARDS     PAYOUTS
                               -----------------------------------  ------    ---------
                                                                     STOCK    LONG-TERM       ALL
                                                                    OPTIONS   INCENTIVE      OTHER
NAME AND PRINCIPAL POSITION    YEAR    SALARY    BONUS   OPTIONS(1)   (SH)     PAYOUTS    COMPENSATION
- ----------------------------   ----    ------    -----   ---------- -------   ---------   ------------
E.P. Marinos, President and
Chief Executive Officer(3)     1995   $ 92,300   $  -        -       80,000    $   -       $11,602(4)

Anthony A. Cetrone, President
Micron Products, Inc. (3)      1995   $ 98,000   $  -      5,250     29,000    $   -       $    -

E.P. Marinos, President and
Chief Executive Officer(2)     1994   $ 38,215   $  -        -       18,000    $   -       $    -

Anthony A. Cetrone, President
Micron Products, Inc. (2)      1994   $ 98,000   $22,075  21,000     18,000    $   -       $   628

Wayne Schroeder, Former
Chief Operating Officer        1994   $ 95,833   $ -      26,250      5,200    $   -       $10,790

Anthony A. Cetrone, Chief
Executive Officer              1993   $ 98,000   $5,000   15,750     51,000    $   -       $   699

Wayne Schroeder, Chief
Operating Officer              1993   $100,000   $ -      15,750     24,000    $   -       $ 1,326

(1) In April 1993, Mr. Cetrone and Mr. Schroeder were each granted 24,000 options to purchase shares at an exercise price of $4.00. At the date of the grant the market price was $5.75. The options vest at 1,000 shares per month to an aggregate of 24,000 per director. The difference between the grant price and the market price is compensation and is being amortized over the vesting period.

(2) Options for the purchase of 18,000 shares at $3.00 per share were granted to all current directors of the Company, at the Annual Meeting of Shareholders on October 25, 1994. The options were immediately exercisable on the date of grant. In the event the value of the Common Stock reaches $6.00 per share, then the exercise price of one share of the Common Stock shall be the fair market value of the Common Stock on the date the Option is granted less the difference between the average closing price of the Common Stock for the twenty trading days immediately preceding the date on which the Optionee gives notice of his intention to exercise an option and $6.00 per share. There is a floor of $1.00 per share.

(3) Mr. Marinos and Mr. Cetrone were granted 60,000 and 20,000 options to purchase shares, respectively, under the Option Plan in October 1995. The shares vest at the rate of 20% per year for five years until fully vested. The exercise price approximated the market price on the date of grant. Mr. Marinos and Mr. Cetrone were granted 20,000 and 9,000 options to purchase shares at an exercise price of $3.00, respectively, outside the Option Plan. Twenty-five percent of the shares vest immediately and the remainder vest at twenty-five percent on each anniversary date, until fully vested. The shares granted outside the Option Plan were approved by the shareholders. The market price at the date of grant was $3.00.

(4)  Represents certain perquisites, including travel and living expenses.

OPTION GRANTS TABLE

     The options granted or awarded in 1995 to the Named Executive Officers are shown in the following table (no stock appreciation rights were granted in 1995):

                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                       POTENTIAL REALIZABLE VALUE AT
                                                                       ASSUMED ANNUAL RATES OF STOCK
                                    INDIVIDUAL GRANTS                PRICE APPRECIATION FOR OPTION TERM
                    ------------------------------------------------ ----------------------------------
                               % OF TOTAL
                                OPTIONS
                               GRANTED TO
                    OPTIONS    EMPLOYEES  EXERCISE
     NAME           GRANTED     IN 1995     PRICE  EXPIRATION DATE          5%            10%
- ------------------  -------    ---------- -------- -----------------      --------       --------
E.P. Marinos........80,000 (1)    50%      $3.00   November 27, 2005      $150,935       $382,498
Anthony A. Cetrone..29,000 (1)    18%      $3.00   November 27, 2005      $ 54,714       $138,656

(1) MR. MARINOS AND MR. CETRONE WERE GRANTED 60,000 AND 20,000 OPTIONS TO PURCHASE SHARES, RESPECTIVELY, UNDER THE OPTION PLAN. THE SHARES VEST AT THE RATE OF 20% PER YEAR FOR FIVE YEARS UNTIL FULLY VESTED. THE EXERCISE PRICE APPROXIMATED THE MARKET PRICE ON THE DATE OF GRANT. MR. MARINOS AND MR. CETRONE WERE GRANTED 20,000 AND 9,000 OPTIONS TO PURCHASE SHARES, RESPECTIVELY, OUTSIDE THE OPTION PLAN. TWENTY-FIVE PERCENT OF THE SHARES VEST IMMEDIATELY AND THE REMAINDER VEST AT TWENTY-FIVE PERCENT ON EACH ANNIVERSARY DATE, UNTIL FULLY VESTED. THE SHARES GRANTED OUTSIDE THE OPTION PLAN WERE APPROVED BY THE SHAREHOLDERS. THE MARKET PRICE AT THE DATE OF GRANT WAS $3.00.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTIONS VALUES TABLE

     The realized value of aggregated option exercises during 1995 and the value of unexercised in-the-money options at December 31, 1995 held by the Named Executive Officers are shown in the following table:

              OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                    VALUE REALIZED   NUMBER OF UNEXERCISED OPTIONS  VALUE OF UNEXERCISED IN-THE-MONEY
                         SHARES    (MARKET PRICE AT    HELD AT DECEMBER 31, 1995     OPTIONS AT DECEMBER 31, 1995(1)
                        ACQUIRED     EXERCISE LESS   -----------------------------  ---------------------------------
        NAME          ON EXERCISE   EXERCISE PRICE)  EXERCISABLE  UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
- --------------------  -----------  ----------------  -----------  -------------       -----------      --------------
E.P. Marinos........      -               -            23,000       75,000              $28,750            $93,750
Anthony A. Cetrone..      -        $      -            55,050       42,950              $31,313            $33,438
__________________

(1) Calculated on the basis of the closing sale price per share for the Common Stock on the American Stock Exchange of $4.25 on December 31, 1995.

                    REPORT OF THE COMPENSATION COMMITTEE

     The following report of the Compensation Committee (the "Committee"), as well as the Performance Graph set forth herein, are not soliciting materials, are not deemed filed with the Securities and Exchange Commission (the "SEC") and are not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

     The Compensation Committee is responsible for establishing and reviewing the Company's executive compensation policies, advising the full Board of Directors on all compensation matters and administering the Company's stock option plans. The Committee is comprised exclusively of outside Directors (see page 5). All decisions of the Committee relating to compensation of the President and Chief Executive Officer are reviewed and approved by the other non-employee Directors.

COMPENSATION POLICY

     The Company's executive compensation policies are designed to foster the Company's business goals of achieving profitable growth and premium returns to Stockholders. The principal objectives of these policies are as follows:
(1) to attract, motivate and retain executives of outstanding ability and character; (2) to provide rewards that are closely related to the performance of the Company and the individual executive by placing a portion of compensation at risk; and (3) to align the interests of executives and Stockholders through long-term, equity-based incentives and programs to encourage and reward stock ownership. The Committee utilizes the services of an independent executive compensation consultant in developing and evaluating compensation plans in order to achieve the foregoing objectives.

     This report discusses the manner in which base salaries, short-term incentive compensation and long-term, equity-based incentives for the Company's President and Chief Executive Officer and other executive officers were determined for the 1995 fiscal year.

EXECUTIVE COMPENSATION

     The key components of executive compensation are base salary, short-term incentive compensation and long-term, equity-based incentives. Base salary levels are generally targeted to be competitive with the average salaries paid at other companies of similar size and complexity both within and outside the medical device distribution and manufacturing industries. The Committee works with an independent executive compensation consultant to analyze competitive compensation levels at comparable companies.

     BASE SALARY

     Salary level targets are established so that the Company can attract and retain the most qualified employees. The Compensation Committee approves the individual salaries of executive officers. In determining an executive officer's salary, the Compensation Committee considers, but does not assign specific weights to, the following factors: internal factors involving the executive's level of responsibility, experience, individual performance, and equity issues relating to pay for other Company executives, as well as external factors involving competitive positioning, overall corporate performance, and general economic conditions. No specific formula is applied to determine the weight of each factor.

     INCENTIVE COMPENSATION PROGRAM

     The Company maintains an incentive compensation program for substantially all officers and executives designed to reward such individuals for their contributions to corporate and individual objectives. In the past, the programs have provided additional compensation based on performance and profits of those operations for which the various executives have responsibility. During fiscal 1995, no amounts were paid to the Company's officers or executives under the plans due to 1994 financial results.

     LONG-TERM INCENTIVE COMPENSATION

     The Company also grants stock options and other equity incentives under the 1987 Employee Stock Option Plan in order to link compensation to the Company's long-term growth and performance and to increases in Stockholder value. Under the 1987 Employee Incentive Stock Option Plan, the Committee may grant stock options to eligible employees of the Company and its subsidiaries. The Committee has broad discretion to establish the terms of such grants. It typically grants awards on an annual basis and may also grant awards to designated employees upon commencement of employment or following a significant change in an employee's responsibility or title. Awards are based on guidelines relating to the employee's position in the Company which are set by the Committee, as well as the employee's current performance and anticipated future contributions. The Committee also considers the amount and terms of stock options previously granted to each of the employees. Each member of the Committee individually evaluates these factors with respect to each executive and then the Committee reaches a consensus on the appropriate award. During fiscal year 1995, the Committee recommended the grant of options to purchase 60,000 shares of Common Stock and 20,000 shares of Common Stock to Mr. Marinos and Mr. Cetrone, respectively, the named Executive Officers. Such options were granted pursuant to the 1987 Employee Incentive Stock Option Plan. Options for an additional 20,000 and 9,000 shares were granted to Mr. Marinos and to Mr. Cetrone, respectively. Such options were granted outside the Plan and were approved by the Stockholders at the 1995 Annual Meeting.

COMPENSATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Anthony Cetrone, who served as the President and Chief Executive Officer of the Company from January 1993 until March 1995, did not receive a salary from the Company during 1995. Mr. Cetrone is also the President and Chief Executive Officer of Micron Products Inc. ("Micron"), the Company's wholly-owned subsidiary, and receives a salary of $98,000 per annum in accordance with the terms of an Employment Contract between Mr. Cetrone and Micron. The decision to refrain from compensating Mr. Cetrone for his services on behalf of the Company was based on the ongoing restructuring and cost reduction efforts within the Company. An additional consideration was the fact that the Company was simultaneously paying to Mr. Marinos a consulting fee in January and February of 1995 in consideration of his efforts in managing the Company.

     Mr. Marinos became President and Chief Executive Officer of the Company in March 1995. In accordance with the terms of his Employment Contract, Mr. Marinos earns a salary of $100,000 per annum. During fiscal year 1995, Mr. Marinos received $92,300 in compensation as an employee of the Company. The rate of compensation established by Mr. Marinos' employment contract is the same as that of the former Chief Operating Officer. No increase in salary was authorized due to uncertainties in the marketplace and a continued effort to contain costs. The Committee's recommendation to grant to Mr. Marinos options to purchase 80,000 shares of Common Stock, to a large extent, ties compensation to future long-term performance.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m).

     Section 162(m) of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain
compensation paid to the  Company's five highest paid executives.   Excluded
from the limitation is compensation that is "performance based". For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by the Stockholders of the Company. The Committee intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future. The Committee does not currently anticipate that Section 162(m) will limit the deductibility of any compensation paid by the Company to its executive officers during 1995.

     This report on executive compensation is made by and on behalf of the Company's Compensation Committee.

                         Russell C. Chambers, M.D.
                         Lawrence S. Black

                                STOCK PERFORMANCE GRAPH

   The following Performance Graph compares the Company's cumulative total shareholder return on its Common Stock for a five-year period (from January, 1990 to December 31, 1995), with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") (which does not include the Company), the Standard & Poor's Medical Products and Supplies Stock Index (which includes the Company)("S&P Med"), and Fidelity Medical Inc. ("Fidelity"), the only other publicly traded company in the medical device distribution and manufacturing business whose product line is comparable with that of the Company. Dividend reinvestment has been assumed. The Performance Graph assumes $100 invested in January 1990 in the Company's Common Stock, S&P 500, S&P Med and Fidelity.


                  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           AMONG ARRHYTHMIA RESEARCH TECHNOLOGY, INC., THE S & P 500 INDEX
                  AND THE S & P MEDICAL PRODUCTS & SUPPLIES INDEX


                                     [graph]


                  ARRHYTHMIA RESEARCH                      S & P MEDICAL
                    TECHNOLOGY, INC.       S & P 500    PRODUCTS & SUPPLIES
                    ----------------       ---------    -------------------
1990                     100                  100                100
1991                     177                  130                164
1992                     259                  140                140
1993                     300                  155                107
1994                      91                  157                127
1995                     155                  215                214


* $100 INVESTED ON 12/31/90 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                              CERTAIN TRANSACTIONS

   Each transaction between the Company and its officers, Directors or their affiliates have been approved by a majority of the Directors who had no interest in and who were not employed by the Company at the time of such transaction. The Company believes that all transactions entered into with affiliates of the Company were on terms no less favorable than could have been obtained from unaffiliated third parties.

   In May 1983, the Company entered into an agreement with Cardiodigital Industries, Inc. ("CDI") pursuant to which the Company granted an exclusive license to CDI to utilize the technology covered by the Simson Patent in connection with the research and development of signal-averaging devices. In consideration of the license, CDI provided $175,000 in financing and granted the Company the option to acquire any technology developed by CDI on an exclusive basis in consideration of either a lump-sum payment of $1,250,000 or a royalty of $150 per cardiac signal-averaging device sold by the Company, up to a maximum of $1,250,000. The Company elected to pay to CDI a royalty of $150 per device sold. Dr. Chambers is the son of the late G. Russell Chambers whose estate is a shareholder in CDI. Julius Tabin, a Director of the Company, is a shareholder of CDI. Royalty fees for the fiscal year ended December 31, 1995 were $8,400.

   Dr. Tabin, a Director of the Company, is a Partner of Fitch, Even, Tabin & Flannery, a law firm that represents the Company with respect to patent and other intellectual property law matters. Fees for legal services rendered by Fitch, Even, Tabin & Flannery were approximately $43,000 in 1995. Fitch, Even, Tabin & Flannery received customary compensation in connection with its services to the Company.

   In October 1994, the Marshalled Cherubs Trust loaned the Company $100,000, with interest accruing at the rate of 11% per annum pursuant to a demand note. The note was paid in August, 1995. The beneficiary of the Marshalled Cherubs Trust is the son of Russell C. Chambers, a Director and a Stockholder. Dr. Chambers, however, has no control over the trust or its assets.

                              CERTAIN FILINGS

   Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's officers and Directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange and to furnish the Company with copies of such reports. Based on Company records and other information, the Company believes that its executive officers, Directors, and 10 percent Stockholders timely complied with such filing requirements with respect to the fiscal year ended December 31, 1995, except Russell C. Chambers whose wife sold, through five transactions, 5,000 shares of the Company's Common Stock in March 1994, but inadvertently failed to file the pertinent SEC report until March 1996.

                           INDEPENDENT ACCOUNTANTS

   Coopers & Lybrand, L.L.P. has examined the financial statements of the Company since 1987. Representatives of such firm are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from Stockholders.

   Coopers & Lybrand L.L.P. was recommended by the Audit Committee and approved by the Stockholders to perform the audit function for 1995. No independent public accountant has been recommended to perform the audit function for 1996. The Audit Committee will make such a recommendation at a Board of Directors meeting in November.

RECOMMENDATION AND VOTE

   The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting (whether in person or by proxy) and entitled to vote is required for the ratification of the appointment of independent accountants. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND, L.L.P. AS INDEPENDENT ACCOUNTANTS TO EXAMINE THE FINANCIAL STATEMENTS AND BOOKS AND RECORDS OF THE COMPANY FOR FISCAL YEAR 1996 AND YOUR PROXY WILL BE SO VOTED, UNLESS YOU SPECIFY OTHERWISE.

              STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

   Stockholders are entitled to submit proposals on matters appropriate for Stockholder action consistent with regulations of the Securities and Exchange Commission. Should a Stockholder intend to present a proposal at the 1997 Annual Meeting, it must be received by the Secretary of the Company (5910 Courtyard Drive, Suite 300, Austin, Texas 78731) not later than April 30, 1997 and must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 in order to be included in the Company's Proxy Statement and form of Proxy relating to that meeting.

                              OTHER BUSINESS

   The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their judgment on such matters.

   No person is authorized to give any information or to make any representation other than that contained in this Proxy Statement, and if given or made, such information may not be relied upon as having been authorized.

   Copies of the Company's 1995 Annual Report on Form 10-K have previously been sent to all Stockholders. Additional copies will be furnished without charge to Stockholders upon written request. All written requests should be directed to Arrhythmia Research Technology, Inc., Secretary, 5910 Courtyard Drive, Suite 300, Austin, Texas 78731.

                      ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR STOCKHOLDERS MEETING ON OCTOBER 23, 1996

    The undersigned hereby appoints William E. Cooper and Kathleen Watt and each or either of them, as true and lawful agents and proxies with full power of substitution in each to represent the undersigned in all matters coming before the 1996 Annual Meeting of Stockholders of Arrhythmia Research Technology, Inc. to be held at the Hotel Inter-Continental, 111 East 48th Street, New York, New York on Wednesday, October 23, 1996 at 2:30 p.m. local time, and any adjournment thereof, and to vote as follows:

1.  ELECTION OF DIRECTORS:

    Nominees: Anthony A. Cetrone, Russell C. Chambers and Robert A. Simms.
    / / VOTE FOR all nominees listed above, except withhold from following nominees (if any): _________________________________________________________

                                        OR

    / /  VOTE WITHHELD from all nominees listed above.

2.  APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND, L.L.P.

                / /  VOTE FOR    / /  VOTE AGAINST    / /  ABSTAIN

4.  OTHER MATTERS

    In their discretion, to vote with respect to any other matters that may come before the Meeting or any adjournment thereof, including matters incident to its conduct.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AND WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1, WITH THE DISCRETIONARY AUTHORITY SET FORTH IN THE ACCOMPANYING PROXY STATEMENT, FOR
ITEM 2.

                   PLEASE SIGN AND DATE ON THE REVERSE SIDE.

                                          PLEASE SIGN AND DATE:

                                          Dated:                          , 1996

                                          --------------------------------------

                                          --------------------------------------

                                                        Signature

                                          --------------------------------------

                                                        Signature

                                          (Joint Owners Should Each Sign,
                                          Attorneys-in-Fact, Executors,
                                          Administrators, Custodians, Partners
                                          or Corporate Officers Should Give
                                          Their Full Title.)

                    PLEASE DATE, SIGN AND RETURN THIS PROXY
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES